UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction, New Jersey	08550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 1, 2022, Mistras Group, Inc. (the “Company,” “we” or “us”) entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank N.A., as administrative agent for the lenders and a lender, BofA Securities as Syndication Agent and a lender, and the other lenders (collectively, the “Lenders”). The Credit Agreement provides the Company with a $190 million 5-year committed revolving credit facility (“Revolver”) and a $125 million term loan (“Term Loan”). The Credit Agreement has a maturity date of July 30, 2027 and permits the Company to borrow up to $100 million in non-US dollar currencies and to use up to $20 million of the credit limit for the issuance of letters of credit. Borrowings bear interest at SOFR plus a credit spread adjustment and applicable SOFR margin ranging from 1.25% to 2.75%, based upon our Total Consolidated Debt Leverage Ratio. Total Consolidated Debt Leverage Ratio means the ratio of (a) Total Consolidated Debt (which means all our indebtedness, including subordinated debt, on a consolidated basis) to (b) EBITDA for the period of four consecutive fiscal quarters immediately preceding the date of determination. EBITDA means (a) our consolidated net income, less (b) income (or plus loss) from discontinued operations and extraordinary items, plus (c) income tax expenses, plus (d) interest expense, plus (e) depreciation, depletion, and amortization (including non-cash loss on retirement of assets), plus (f) stock compensation expense, less (g) cash expense related to stock compensation, plus or minus (h) certain other adjustments. We have the benefit of the lowest SOFR margin if our Total Consolidated Debt Leverage Ratio is equal to or less than 1.25 to 1, and the margin increases as the ratio increases, to the maximum margin if the ratio is greater than 3.75 to 1. The Credit Agreement is secured by liens on substantially all the assets of the Company and certain of its U.S subsidiaries and is guaranteed by those U.S. subsidiaries.

The Credit Agreement contains financial covenants requiring that we maintain a Senior Secured Debt Leverage Ratio of no more than 4.0 to 1 at the end of each quarter through June 30, 2023 and stepping down to a maximum permitted ratio of no more than 3.75 to 1 for the remainder of the term. Senior Secured Leverage Ratio means the ratio of (a) Senior Secured Debt (all indebtedness for borrowed money and interest-bearing debt but excluding subordinated debt and certain leases) to (b) EBITDA for the immediately preceding four quarters. This financial covenant also includes a 0.50 to 1 step-up for four consecutive quarters following a material acquisition (at least $25 million purchase price, as defined in the Credit Agreement) and is only available once the Senior Secured Leverage Ratio steps down to 3.75 to 1, as described above. The Credit Agreement also contains a financial covenant requiring that we maintain a Fixed Charge Coverage Ratio of 1.25 to 1. Fixed Charge Coverage Ratio means the ratio, as of any date of determination, of (a) (i) EBITDA for the 12 month period immediately preceding the date of determination, taken together as one accounting period, less (ii) the aggregate amount of all capital expenditures made during the period, less (iii) taxes paid in cash during the period, less (iv) Restricted Payments (dividends, equity distributions and certain other payments) paid in cash during the period, -to- (b) the sum of (i) all interest, premium payments, debt discount, fees, charges and related expenses of us and our subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case, to the extent treated as interest in accordance with U.S. generally accepted accounting principles (“GAAP”) and to the extent paid in cash during the period, (ii) the aggregate principal amount of all redemptions or similar acquisitions for value of outstanding debt for borrowed money or regularly scheduled principal payments made during the period, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under the Credit Agreement, and (iii) payments made during the period under all leases that have been or should be, in accordance with GAAP as in effect for our 2015 audited financial statement, recorded as capitalized leases.

The Credit Agreement limits our ability to, among other things, create liens, make investments, incur more indebtedness, merge or consolidate, make dispositions of property, pay dividends, make distributions to stockholders or repurchase our stock, enter into a new line of business, enter into transactions with affiliates and enter into burdensome agreements. The Credit Agreement does not limit our ability to acquire other businesses or companies except that the acquired business or company must be in our line of business, we must be in compliance with the financial covenants on a pro forma basis after taking into account the acquisition, and we must provide written notice at least five business days prior to the date of an acquisition of $10 million or more.

The foregoing is a summary of the Credit Agreement and not a complete description of its terms and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 1, 2022, Mistras issued a press release announcing the Credit Agreement, which is furnished as Exhibit 99.1 to this Report.

Item 9.01. Financial Statement and Exhibits

(d) Exhibits
10.1 Credit Agreement, dated August 1, 2022.
99.1 Press release issued by Mistras on August 1, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: August 1, 2022	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit No.	Description
10.1	Credit Agreement, dated August 1, 2022.
99.1	Press release issued by the registrant on August 1, 2022.